Exhibit 10.11

SERVICE RESELLER AGREEMENT

This Agreement is entered into as of June 1, 2012 ("Effective Date") by and between ActiveHire, Inc. ("ActiveHire") a Texas corporation with business offices at 1705 S. Capital of Texas Highway, Suite 202, Austin, TX 78746 and Bright Mountain® LLC (“Reseller”) with business offices at 6400 Congress Ave., Suite 2250, Boca Raton, FL 33487.

Recitals

Reseller desires to obtain an appointment and license to remarket access to ActiveHire services under private label and ActiveHire is prepared to grant such an appointment and license, on the terms and conditions of this Agreement. Reseller and ActiveHire agree as follows:

1.

Definitions

1.1.

"Customer" means an individual (irrespective of whether on behalf of an entity) who is a Reseller authorized end user of the Service as defined below.

1.2.

"Launch Date" means the live date upon which Customers may access the Service through Reseller.

1.3.

"Service" means the Reseller private label version of ActiveHire's ZillionResumes.com service, provided by ActiveHire to Reseller under this Agreement, including without limitation, all current and future versions, releases, enhancements, replacements, upgrades provided by ActiveHire on a general availability basis during the Term.

1.4.

"Term" shall have the meaning given in section 11.

2.

Appointment and License Grant

ActiveHire grants to Reseller a non-exclusive, worldwide right and license to resell access to the Service during the Term, with respect only to any interest ActiveHire has in the Service and in the resume data provided by the Service, to use, reproduce, distribute, license and display the resume data provided by the Service for the purposes expressly stated in this Agreement. In particular, this Agreement authorizes Reseller, to do only the following:

a.

Resell monthly subscription access to the Service directly to its end user customers and prospects;

b.

Use the Service internally for selling and supporting the Service;

c.

Rename the Service under its own private branding label for use by any Customer, as long as ActiveHire has reviewed and approved, in writing, all such materials before use and publication, such review and approval shall not be unreasonably withheld or delayed; and

d.

Take all such actions with respect to any and all of the foregoing as may be reasonably necessary to give full effect to the purposes of this Agreement.

3.

Duties of ActiveHire

a.

ActiveHire shall provide functionality for the Service as described in Attachment A.

b.

ActiveHire shall defend, indemnify, and hold harmless Reseller and its officers, directors, shareholders, and employees from and against any and all loss, damage, liability, cost and expense (including, but not limited to, reasonable attorney fees and other litigation expenses).relating to any third party claim, action, suit, or other proceeding alleging that ActiveHire does have sufficient right, title, or interest in the Service. Reseller agrees to provide prompt written notice to ActiveHire of any such claim and give ActiveHire sole control of the defense thereof. Reseller shall reasonably assist with the defense of any such claim. Reseller has the ability, but not the obligation to participate in the defense at its own cost. ActiveHire may replace any portion of the Service or access thereto, at ActiveHire cost and expense, so long as the software remains functionally equivalent, by providing Reseller reasonable advance written notice thereof. If the materials furnished under this Agreement become, or in ActiveHire's opinion are likely to become, the subject of a claim for infringement, ActiveHire may authorize the continued use, replacement, removal, or modification of any such material to make it non-infringing, at ActiveHire's cost and expense. ActiveHire's obligations under this Section shall constitute ActiveHire's sole and exclusive liability to Reseller for the claims referred to in this Section.

4.

Duties of Reseller

During the Term of this Agreement:

a.

Reseller must facilitate access to and build an interface to the Service.

b.

Reseller shall bill Customers directly for access to the Service.

c.

Reseller will restrict access to the Service by generating passwords only for Customers who have purchased access to the Service through Reseller.

d.

Reseller is specifically prohibited from copying, duplicating, saving, storing or keeping, in any form, any data, including resume or candidate information, received through the Service.

e.

Reseller will provide first level maintenance and support to Customers, for the Service;

f.

Complete all integration and other activities necessary for the Service Launch Date to be within 45 days of the Effective Date.

g.

Reseller shall undertake commercially reasonable sales and marketing initiatives, at its own discretion and expense, designed to promote sales of the Service to its customers and prospects.

h.

During the Term, Reseller will provide monthly sales reports to ActiveHire containing the number of sales made during the previous month and the total number of Customers. Reports due within 30 days of the month end.

i.

Reseller shall make all required payments to ActiveHire in accordance with Section 5 and Attachment B. If Reseller fails to make any payments as required under this Agreement, then ActiveHire may suspend or terminate Customer access to the Service until such accrued payments have been made by Reseller, as long as Reseller has been given written notice of Reseller’s failure to pay, and Reseller has five (5) days to make all payments accrued to date.

j.

Except for warranties expressed in this Agreement, ActiveHire assumes no responsibility for the content of the Reseller web site, product or service, and Reseller agrees to indemnify, defend and hold ActiveHire and its officers, directors, shareholders, and employees harmless from and against any third party claims, actions or demands alleging that ActiveHire has any liability to any third party arising from the third party's use of Reseller's web site, products or services. Reseller shall indemnify and hold harmless ActiveHire and its officers, directors, shareholders, and employees from and against any and all loss, damage, liability, cost and expense (including, but not limited to, reasonable attorney fees and other litigation expenses) relating to any third party claim, action, suit, or other proceeding resulting from a breach by Reseller of any one or more of its representations and warranties. Reseller's obligations under this Section shall constitute Reseller's sole and exclusive liability to ActiveHire for the claims referred to in this Section.

k.

During the Term, Reseller shall make available to ActiveHire, without charge, a valid single-user ID and password to access the Service through Reseller, for support of the Service.

l.

Reseller shall keep and maintain during the Term and for at least 12 months after Termination, records related to the activities specified in this agreement including records of all

Customers, the Customer's Service initiation date, Customer payment records and other records as necessary.

5.

Payment

Upon execution of this Agreement Reseller shall pay ActiveHire in accordance with the schedule and subject to the terms shown on Attachment B.

6.

Prices

Without diminishing Reseller's obligations under Section 5 and Attachment B, Reseller shall be free to set the prices to Customers on which Reseller sells access to the Service.

7.

Taxes

All sales, value-added, customs duties, excise, or other like taxes imposed on ActiveHire's sale and/or maintenance and support of the Service hereunder are the responsibility of ActiveHire. All sales, value-added, customs duties, excise, or other like taxes imposed on Reseller's sale and/or maintenance and support of the Service hereunder are the responsibility of Reseller.

8.

Warranties

a.

ActiveHire warrants to Reseller that ActiveHire owns or has the right to license access to the Service on the terms and conditions set forth in this Agreement. In respect to data provided by the Service, ActiveHire warrants to Reseller that ActiveHire has the right to license access to the resume data with respect only to any interest ActiveHire may have in the resume data provided by the Service, to use, reproduce, distribute, license and display the resume data provided by the Service for the purposes expressly stated in this Agreement.

b.

ActiveHire warrants that it has the right to enter this Agreement and is not subject to any agreement, commitment, litigation, or court (or other governmental) order that would prohibit or conflict with ActiveHire's obligations under this Agreement.

c.

Reseller warrants that it has the right to enter this Agreement and is not subject to any agreement, commitment, litigation, or court (or other governmental) order that would prohibit or conflict with Reseller's obligations under this Agreement.

d.

ActiveHire warrants that (access to) the Service shall operate substantially in accordance with its then current documentation.

e.

Reseller represents and warrants that its actions under this Agreement shall be performed in a professional and workman like manner.

f.

EXCEPT AS STATED ABOVE, ActiveHire DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICE, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ACTIVEHIRE SHALL IN NO EVENT, WHETHER BASED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE), BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND, OR FOR LOSS OF REVENUE, LOSS OF BUSINESS, LOST PROFITS, INACCURATE DATA, LOSS OF DATA, OR PROCUREMENT OF SUBSTITUTE PRODUCTS OR FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE SERVICE.

9.

Confidentiality and Proprietary Rights

a.

Both parties acknowledge and agree that the following constitute confidential and proprietary information for the purposes of this section 9: all technical information provided by either party to the other regarding software and methodologies (including the Service), identity of (and any non-public information about) customers and prospects provided by Reseller. Both parties agree to protect all confidential information as they would protect their own proprietary products. Neither party shall reverse engineer, reverse assemble, or reverse compile any of the other's technology (including but not limited to the Service and ActiveHire's or Reseller's other products and services).

b.

All proprietary rights, including all intellectual property rights in the software products and related documentation hereunder, are and shall remain the exclusive property of their respective owners as existed prior to the Effective Date. Both parties will adhere strictly to the proprietary rights restrictions (including trade secrets and copyright rights) in this Agreement affecting them, and use their best efforts to protect the proprietary rights of the other, reporting promptly any infringements and cooperating reasonably with each other in efforts to protect the proprietary rights of the other. Except as expressly stated in this Agreement, no permission, license, or other right is granted to either party to use any trademarks or service marks of the other. All goodwill arising out of any permitted use of any such trademarks and service marks shall belong and inure solely to the benefit of the trademark or service mark owner.

c.

Each party shall treat as confidential the confidential information of the other party, shall not use such confidential information except as set forth herein, and shall not disclose such confidential information to any third party. Each party shall use at least the same degree of care that it uses to prevent disclosures of its own confidential information of like importance. Each party shall promptly notify the other of actual or suspected misuse or unauthorized disclosure of the other party's confidential information. Notwithstanding the above, neither party shall be liable for anything that was already in the public domain.

10.

Independent Contractors

Neither the making of this Agreement nor the performance of its provisions shall be construed to constitute either of the parties hereto an agent, employee, joint venturer or legal representative of the other. The parties are and shall remain independent contractors of each other, and neither party shall have the right to enter into any contracts or commitments in the name of, or on behalf of, the other party, nor to bind any other party in any respect whatsoever.

11.

Term and Termination

a.

The Term of this Agreement shall run for two (2) years from the Effective Date, unless terminated earlier in accordance with this section 11. After the Initial Term, unless either party has provided the other with not less than ninety (90) days prior notice of its intention not to renew this Agreement, this Agreement shall automatically renew for additional one year terms ("Renewal Term"). Either party may terminate this Agreement for cause if the other party is in material breach of this Agreement, and such breach is not remedied within thirty (30) days of receipt of written notice.

b.

Upon any termination of this Agreement, except termination for breach of this Agreement: Reseller may have access to the Service (including its accompanying documentation), for up to one (1) month after the termination date, to fulfill commitments made prior to termination and to provide ongoing support and services to any existing Customers (hereafter "Post Termination Support/Maintenance"). Immediately upon Termination of this Agreement, Reseller shall cease selling and providing demo access to the Service, and no new Customers may gain access to the Service. Post termination, ActiveHire shall continue to provide second level support to Reseller under the terms and conditions of this Agreement, for up to one (1) month after the termination date. No termination of this Agreement shall affect any Customer access to the Service, except termination for Reseller non-payment of fees required under this Agreement, for up to one (1) month after the termination date, granted in accordance with this Agreement nor any payment obligations accrued through (or after if applicable) the date of termination. Notwithstanding the termination of this Agreement, the provisions of sections, 3b, 4b, 4c, 4d, 4e, 4f, 5, 7, 8f, 9, 10, 11, 12 and 13 of ·this Agreement (and any other sections of this Agreement expressly stated to survive such termination) shall remain in full force and effect after such termination. In addition, termination shall not affect the rights and obligations of the parties that have accrued prior to such termination, even though the section under which said obligations arose is not expressly stated as surviving. In the event of expiration or termination, Reseller must deliver all materials (related to the Service) to ActiveHire, and Reseller shall retain no copies in any form whatsoever, except as authorized herein.

c.

If this Agreement is terminated by ActiveHire due to Reseller's failure to make timely payments to ActiveHire as required under this Agreement, then ActiveHire may suspend or terminate Reseller and Customer access to the Service until such accrued payments have been made by Reseller, as long as Reseller has been given written notice of Reseller's failure to pay, and Reseller has five (5) days to make all payments accrued to date.

12.

Limitation of Liability

NO PARTY SHALL UNDER ANY CIRCUMSTANCES, BE LIABLE TO ANY OTHER PARTY OR ANY THIRD PARTY CLAIMING BY OR UNDER ANY SUCH OTHER PARTY FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR EXEMPLARY LOSSES OR DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS COVERED BY THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, DAMAGES RELATING TO LOST PROFITS), EVEN IF A PARTY IS APPRISED OF THE LIKELIHOOD OF SUCH LOSSES OR DAMAGES OCCURRING. THE FOREGOING LIMITATIONS SHALL NOT APPLY TO LOSSES, DAMAGES, ACTIONS, OR CLAIMS RELATED TO ANY FRAUD OR INTENTIONAL MISREPRESENTATION BY A PARTY, OR ANY BREACH OF A PARTY OF ITS OBLIGATIONS UNDER SECTIONS 3(c) and 4(f).

THE PARTIES RECOGNIZE AND HEREBY AGREE THAT THE WARRANTY DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS AGREEMENT ARE MATERIAL BARGAINED-FOR BASES OF THIS AGREEMENT AND HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.

Except as to payment obligations, neither party shall be liable or considered in default under this Agreement when the delay of performance is caused by circumstances beyond its reasonable control and occurring without its fault or negligence, including failure of suppliers, subcontractors, and carriers, acts of civil or military authorities, national emergencies, fire, flood, acts of God, insurrection, and war, provided the party involving this Section immediately provides notice thereof to the other and does everything reasonably possible to resume its performance thereunder.

13.

General

a.

This Agreement shall be governed by and construed in accordance with the laws of the state of Texas, without regard to its conflict of law provisions. The parties agree that, in the event of any action for enforcement of or breach of this Agreement, dispute shall be resolved by binding arbitration. Reseller may only initiate action in Austin, Texas. ActiveHire may only initiate action in Palm Beach County, Florida. Loser pays costs.

b.

Any and all notices or other information to be given by one of the parties to the other shall be deemed sufficiently given when forwarded by facsimile transmission and followed up by certified mail or courier delivery within three days to the other parties at the following address:

if to Reseller:

Bright Mountain® LLC

6400 Congress Avenue, Suite 2250

Boca Raton, FL 33487

Phone: 561-962-0318 ext. 704

FAX: 561-998-2660

Attention: Susan J. Manwaring

if to ActiveHire:

ActiveHire, Inc.

1705 S. Capital of Texas Highway, Suite 202

Austin, Texas 78746

Phone: 512-327-9332

Fax: 866-766-8491

Attention: President

c.

This Agreement may be executed in any number of counterparts, each of when executed and delivered shall be deemed an original (including facsimile copy and signature page thereof).

d.

This Agreement (including all attachments referenced herein and attached hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, covenants, discussions, etc., whether written or oral, between the parties regarding such matters.

e.

Except as otherwise specifically set forth herein, this Agreement shall be binding upon and for the benefit of the parties hereto and their respective legal representatives, successors, and assigns, to the same extent and with the same legal effect as if all of said parties had executed this Agreement and had expressly stated and agreed to be bound hereby.

Notwithstanding the foregoing, this Agreement may not be assigned by a party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, but no such consent shall be required in the event of an assignment of this Agreement by a party to a purchaser of all or substantially all of such party's assets or other successor to such party's business, provided that purchaser is not a competitor of the other party. In the event of any assignment of this Agreement by a party, the assigning party shall provide immediate written notice to the other party, and the assignor shall remain liable for the assignor's obligations under this Agreement that had accrued through the date of assignment.

f.

Neither this Agreement nor any provision may be waived except by written and duly executed instrument. Any party's failure to enforce the provisions hereunder, or to exercise any of the rights granted to such party hereunder, or any party's agreement to waive enforcement thereof (at any time or for any period of time) shall not constitute or be construed as a waiver of any other failure or breach of such provisions or rights, or of any other provision of this Agreement. This Agreement may be modified or amended only by an instrument in writing duly executed and delivered by or on behalf of the party to be bound thereby. If any term, condition, or provision is held to be invalid, then such term, condition, or provision shall be limited only to the extent necessary to bring it within the legal requirements, and the remainder of this Agreement shall not be affected thereby.

g.

ActiveHire will have the right, at least twice per calendar year during the Term to have one or more independent certified public accountants (reasonably acceptable to Reseller) audit all relevant records that this Agreement requires Reseller to make and keep. All audits will be subject to at least one week prior notice. ActiveHire will pay the auditors' fee, but if any audit shows a shortfall of more than 5% in the total Monthly Fees as previously reported or paid to ActiveHire, Reseller will pay the auditors' fee.

h.

Reseller is prohibited from violating or attempting to violate the security of the Service or the Web Site hosting the Service, including, without limitation, accessing data not intended for such user or logging into a server or account which the user is not authorized to access, attempting to probe, scan or test the vulnerability of a system or network or to breach security or authentication measures without proper authorization, attempting to interfere with service to any User, host or network, including, without limitation, via means of submitting a virus to the Web Site, overloading, "flooding", "spamming", "mail bombing" or "crashing", sending unsolicited e-mail, including promotions and/or advertising of products or services, or forging any TCP/IP packet header or any part of the header information in any e-mail or newsgroup posting. Reseller Customers agree to a Terms of Use at the point of purchase that contains prohibitions that protect the service which are similar to those contained in this paragraph.

i.

Reseller is prohibited from any of the following:

Using any device, software or routine to interfere or attempt to interfere with the proper working of the Service or the Web Site hosting the Service.

Taking any intentional action which imposes an unreasonable or disproportionately large load on the infrastructure of the Service or the Web Site hosting the Service.

Notwithstanding anything to the contrary contained herein, using or attempting to use any engine, software, tool, agent or other device or mechanism (including without limitation browsers, spiders, robots, avatars or intelligent agents) to use the Service or the Web Site hosting the Service to navigate or search other than the search engine and search agents available from the Service and other than generally available third party web browsers (e.g., Firefox, Microsoft Internet Explorer. Reseller Customers agree to a Terms of Use at the point of purchase that contains prohibitions that protect the service which are similar to those contained in this paragraph.

14.

Signatures

IN WITNESS WHEREOF, Reseller and ActiveHire have caused this Agreement to be executed and delivered by their undersigned duly authorized officers, all as of the Effective Date.

Reseller

By: /s/ Susan J. Manwaring

Signature

Director of Classified Advertisements

Name and Title

ActiveHire

By: /s/ Frank Jackson

Signature and Title

Frank Jackson, CEO

Name and Title

Attachment A

Description of Reseller Database Functionality

ActiveHire shall undertake commercially reasonable efforts to provide the Service to Reseller as specified below.

1.

Functionality

a.

ActiveHire will provide to Reseller access to an interface that supports the use of Boolean operators and nested expressions as specified below; the Service will support the following search operators:

and (and is assumed if no operator is present)

or

not

near# (where# is an integer, no spaces between near#)

* as a wildcard at the end of independent search words only

" " to encapsulate a specific phase

( ) to group complex Boolean phrases

b.

URLS of cached data will have an appearance similar to the following:

http://www.YourDomain.com/zrdisp.php>action=ivw&item=098.00eb03ccf.3&expr=aircraft%mechanic.

There may be more or less data included in the URL depending on the specific search criteria used.

c.

The search results of the Service will be displayed in a summary format, and will include the following information: Resume ID number; cached link to resume, date resume was added to ZillionResumes, extracted email (when available), resume extract (based on search key word terms); source URL (when available);When Reseller formats search results for the Service, Reseller will display the ZillionResumes cached link first, and the "live" original URL link (when available) will be displayed last (please see the search results provided at www.zillionresumes.com for more detailed examples).

d.

The number of resumes contained within the Service on the Effective Date will be approximately 4.5 million.

e.

ActiveHire will provide Reseller with two (2) passwords for accesses the service, one for paying customers and one for free demonstration use.

2.

Limitations

a.

ActiveHire shall have the right to limit Reseller's access to the Service in the event that the load on ActiveHire's servers from Resellers account causes performance problems with the Service. ActiveHire will notify Reseller at least 5 days before any limitations are imposed and will work with Reseller to identify and resolve the performance issues..

3.

Reseller Responsibilities

a.

Reseller will create all necessary modifications to Resellers services, servers, web sites and all other aspects of Resellers services to accommodate the use of the Service.

b.

Reseller is responsible for any reformatting, re-display or re-posting of data Reseller received from the Service before presentation to Reseller's Customers.

Attachment B

Payment and Royalty Structure

1.

Setup Fees

a.

Upon the Effective Date of this Agreement, Reseller shall pay to ActiveHire a one-time, non-refundable, license and set-up fee equal to $5,000.00.

2.

Access Fees

a.

As of the Effective Date, Reseller shall begin paying ActiveHire monthly payments based on the number of Reseller Customers that have purchased the Service in each calendar month. Reseller will provide ActiveHire with a monthly Sales Report fifteen (15) days after the end of the month detailing the number of active Customer passwords assigned to Customers as of the last day of the month, as contained in the Reseller maintained, Customer database (of the Service). Payment is due within thirty (30) days of the end of the month.

b.

The Service may be sold by Reseller only in monthly (1 month) subscriptions. Reseller shall pay the applicable access fees to ActiveHire as outlined below. Reseller shall pay the applicable access fees to ActiveHire regardless of whether Reseller charges Customers for the Service

c.

A Reseller sale is defined to be when Reseller makes the Service available to a Customer. Payment is due on all Reseller sales within 30 days of the end of the month in which the sale was made.

d.

The Service is a unique product offering access to a database of resumes. Reseller waives for all Customers, who have purchased the Service from Reseller, and who have accessed the database, all rights to any refunds of fees paid or owing to ActiveHire for all Reseller Customers.

e.

ActiveHire reserves the right to change the minimum membership pricing set forth below at the beginning of any Renewal Term.

I.

For each monthly (1-month) membership Reseller sells to Reseller customers, Reseller will pay ActiveHire $60.00 or 50% of the price that Reseller charges for this membership, whichever is greater.

3.

Payment Terms

a.

All fees shall be accrued on a calendar monthly basis. Fees accrued for each month are payable within thirty (30) days of the end of such month. Payments to ActiveHire shall be made via wire transfer to a bank account that ActiveHire will specify and may change from time to time. All dollar amounts specified in this Agreement, and payable hereunder, shall be paid in United States funds.

b.

Except for Customer access fees and other amounts specifically set forth in this Agreement, no other royalties, license fees, or other amounts shall be payable by either party with respect to this Agreement.